Exhibit 99.1

VERB Announces Augmented Selected Preliminary Unaudited Operating Results for Second Quarter 2020

Expects to Report Record Quarter Performance and Fifth Consecutive Quarter of SaaS Revenue Growth

NEWPORT BEACH, CA and SALT LAKE CITY, UT, July 15, 2020 (GLOBE NEWSWIRE) — VERB Technology Company, Inc. (NASDAQ: VERB) (“VERB” or the “Company”), a leader in interactive video-based sales enablement applications, including interactive livestream ecommerce, webinar, CRM, and marketing applications for entrepreneurs and enterprises, today announced augmented selected preliminary unaudited operating results for the three months ended June 30, 2020.

For the three months ended June 30, 2020, the Company expects to report preliminary Software as a Service (SaaS) recurring subscription revenue of approximately $1,264,000, up from $1,057,000 reported in first quarter 2020; total digital revenue of approximately $1,668,000, up from $1,457,000 reported in first quarter 2020; total non-digital revenue of approximately $941,000, up from $897,000 reported in first quarter 2020; and total combined revenue of approximately $2,609,000, up from $2,354,000 reported in first quarter 2020. Digital revenue as a percentage of total combined revenue was approximately 64% up from 62% reported in first quarter 2020, and up from 39% for the same period last year. Total user downloads for the quarter was approximately 1,459,000, up from 1,313,467 reported in first quarter 2020, and up from 668,272 for the same period last year.

“I am very pleased to provide preliminary results for our second quarter financial performance. We believe this was a record breaking quarter for Verb across almost all revenue sources and is particularly meaningful as we achieved these results during a very difficult time in the economy at large due to COVID-19,” stated VERB CEO, Rory J. Cutaia. “This quarter also represents the highest number of new enterprise clients we signed during a quarter in the Company’s history. Notably, due to COVID-related social distancing, these results were achieved by our teams working remotely using our own technology – we call it ‘eating our own chili’.”

“Our sales enablement platform is designed specifically with easy-to-use tools that ensure remote workers continue to communicate with clients and prospects effectively. But more importantly, our platform enhances productivity for users by enabling them to sell their products and services remotely and generate more revenue, more quickly, by removing friction from the sales process through our unique embedded interactive video technology. We expect our final reported results will demonstrate that we added more than $800,000 of annual recurring SaaS revenue in the second quarter, representing our largest quarterly SaaS revenue increase ever.”

“Moreover, many of our current clients using verbCRM, our interactive video-based CRM and sales enablement platform, have reported to us that they too have experienced significant gains in revenue growth during this same period of time.”

“Looking ahead, as we introduce verbLIVE, our interactive video-based livestream ecommerce and webinar product, as well as our platform integrations with Salesforce and Microsoft, among other initiatives we’ve planned for this year, we’re very excited for the continued growth we anticipate achieving this year and beyond.”

Selected Unaudited Pro Forma Performance Metrics by Quarter*

	2019 Q1**	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2 Est***
Total User Downloads - cumulative	550,620	668,272	717,066	855,859	1,313,467	1,458,934
REVENUE
Recurring SaaS	$786,000	$858,000	$953,000	$995,000	$1,057,000	$1,264,000
Other Digital	$273,000	$596,000	$485,000	$344,000	$400,000	$404,000
Non-Digital	$2,942,000	$2,279,000	$1,435,000	$1,146,000	$897,000	$941,000
COGS
***Recurring SaaS	$144,000	$151,000	$167,000	$174,000	$180,000	220,000
***Recurring SaaS Gross Margin	$642,000	$707,000	$786,000	$821,000	$877,000	$1,044,000
***Other Digital	$23,000	$25,000	$54,000	$59,000	$50,000	$51,000
***Non-Digital	$2,081,000	$1,866,000	$1,270,000	$1,074,000	$833,000	$841,000
Operating Income	$(3,029,000)	$(3,473,000)	$(3,642,000)	$(5,945,000)	$(3,860,000)	$(4,598,000)
Deemed Dividend to Series A stockholders	-	-	-	-	$(3,951,000)	-
Net Income attributed to common stockholders	$(3,280,000)	$(2,343,000)	$(3,115,000)	$(7,452,000)	$(5,897,000)	$(3,580,000)
Basic EPS	$(0.21)	$(0.11)	$(0.13)	$(0.32)	$(0.23)	$(0.12)
Diluted EPS	$(0.21)	$(0.11)	$(0.13)	$(0.32)	$(0.23)	$(0.12)

*All financial information is unaudited.

** The pro forma financial information is presented as if the acquisition of Verb Direct, LLC occurred on January 1, 2019.

***This information has not been audited or reviewed, is based on management’s estimates, and as such, is subject to change.

All financial information displayed above is unaudited. The first quarter 2019 pro forma financial information displayed above is presented as if the acquisition of Verb Direct, LLC occurred on January 1, 2019.

The preliminary unaudited operating results set forth above are based solely on currently available information, which is subject to change. Readers are cautioned not to place undue reliance on such preliminary unaudited operating results, which constitute forward looking statements.

Management expects to file its full second quarter financial report and host its second quarter earnings conference call in mid-August 2020. The precise date and time, together with call-in details will be published in advance of the conference call date.

About VERB

VERB Technology Company, Inc. (NASDAQ: VERB) is a Software-as-a-Service, or SaaS, applications platform developer. Our platform is comprised of a suite of sales enablement business software products marketed on a subscription basis. Our applications, available in both mobile and desktop versions, are offered as a fully integrated suite, as well as on a standalone basis, and include verbCRM, our Customer Relationship Management application; verbLEARN, our Learning Management System application; and verbLIVE, our Interactive Livestream eCommerce and Video Webinar application.

Our suite of applications can be distinguished from other sales enablement applications because our applications utilize our proprietary interactive video technology as the primary means of communication between sales and marketing professionals and their customers and prospects. Moreover, the proprietary data collection and analytics capabilities of our applications inform our users in real time, on their device, when and for how long the prospects watched the video, how many times they watched it, and what they clicked-on, prompting the user to focus his or her time and efforts on hot leads or interested prospects rather than on those that have not seen the video or otherwise expressed interest in the content. Users can create their hot lead lists by using familiar, intuitive ‘swipe left/swipe right’ on-screen navigation. Our clients report that these capabilities provide for a much more efficient and effective sales process, resulting in increased sales conversion rates. We developed the proprietary patent-pending interactive video technology, as well as several other patent-issued and patent-pending technologies that serve as the unique foundation for all of our platform applications.

With offices in California and Utah, we provide subscription-based application services to approximately 100 enterprise clients for use in over 60 countries, in over 48 languages, which collectively account for a user base generated through more than 1.4 million downloads of our verbCRM application. Our technology is also being integrated into popular ERP, CRM, and marketing platforms offered by third-party developers, including Salesforce and Microsoft, among others. For more information, please visit: www.verb.tech.

FORWARD LOOKING STATEMENTS This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding: our selected preliminary unaudited financial results for the second quarter 2020; the number of total user downloads of our products during the second quarter 2020; and our expectations of continued growth in 2020 and beyond. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the COVID-19 pandemic and related public health measures on our business, customers, markets and the worldwide economy; our plans to attract new customers, retain existing customers and increase our annual revenue; the development and delivery of new products, including verbLIVE; our plans and expectations regarding software-as-a-service offerings; our ability to execute on, integrate, and realize the benefits of any acquisitions; fluctuations in our quarterly results of operations and other operating measures; increasing competition; general economic, market and business conditions; and the risks described in the filings that we make with the Securities and Exchange Commission (“SEC”) from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the SEC on May 14, 2020, as amended by Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K, which was filed the SEC on June 4, 2020, and which should be read in conjunction with our financial results and forward-looking statements contained therein, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which was filed with the SEC on May 15, 2020, as amended by Amendment No. 1 on Form 10-Q/A to our Quarterly Report on Form 10-Q, which was filed the SEC on June 4, 2020, and which should be read in conjunction with our financial results and forward-looking statements contained therein. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations:

888.504.9929

investors@ verb.tech

Media Contact:

855.250.2300, ext.107

info@verb.tech